Exhibit (a)(1)(T)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other appropriate independent financial adviser who, if you are resident in Ireland, is authorised or exempted under the European Communities (Markets in Financial Instruments) Regulations (Nos 1 to 3) 2007 of Ireland (as amended), or the Investment Intermediaries Act 1995 of Ireland (as amended), or, who, if you are resident in the United Kingdom, is authorised under the Financial Services and Markets Act 2000 of the United Kingdom, or from another appropriately authorised independent financial adviser if you are resident in a territory outside Ireland or the United Kingdom.

This Revised Form of Acceptance should be read in conjunction with the accompanying revised offer document addressed to Elan Stockholders dated 23 May 2013 (the “Revised Offer Document”). Unless the context otherwise requires, terms used in this Revised Form of Acceptance should bear the same meaning as in the Revised Offer Document.

If you sell or have sold or otherwise transferred all your Elan Shares (other than pursuant to the Increased Offer), please send the accompanying Revised Offer Document, and/or other related documents and the reply-paid envelope (but not this personalised Revised Form of Acceptance) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the Increased Offer is not being made, directly or indirectly, in or into any jurisdiction where it would be unlawful to do so. Any person who would, or would otherwise intend to, forward this document and/or the accompanying documentation to any jurisdiction outside Ireland or the United Kingdom or the United States should read the further details in this regard which are contained in paragraph 7 (Overseas Stockholders) of Part B of Appendix I to the Revised Offer Document before taking any action.

Except where it is lawful to do so, the Increased Offer is not being made, directly or indirectly, in or into any jurisdiction where it would be unlawful to do so. Accordingly, copies of this Revised Form of Acceptance, the Revised Offer Document and any related documents are not being, and must not be, mailed, forwarded, sent, transmitted or otherwise distributed in or into any jurisdiction where it would be unlawful to do so and persons receiving this Revised Form of Acceptance, the Revised Offer Document and related documents (including, without limitation, custodians, nominees and trustees) must not distribute or send them in or into any jurisdiction where it would be unlawful to do so. Doing so may render invalid any purported acceptance of the Increased Offer by persons in any jurisdiction where it would be unlawful to do so.

J.P. Morgan, together with its affiliate J.P. Morgan Cazenove (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting exclusively for Echo Pharma Acquisition Limited (“Royalty Pharma”) and RP Management in connection with the Increased Offer and for no one else and is not, and will not be, responsible to anyone other than Royalty Pharma and RP Management for providing the protections afforded to clients of J.P. Morgan or its affiliates, or for providing advice in relation to the Increased Offer or any other matters referred to in the Revised Offer Document or in this document.

BofA Merrill Lynch together with its affiliate, Merrill Lynch International (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom) is acting exclusively for Royalty Pharma and RP Management in connection with the Increased Offer and for no one else, and is not, and will not be, responsible to anyone other than Royalty Pharma and RP Management for providing the protections afforded to clients of BofA Merrill Lynch or its affiliates or for providing advice in relation to the Increased Offer or any other matters referred to in the Revised Offer Document or in this document.

Groton Partners is acting exclusively for Royalty Pharma and RP Management in connection with the Increased Offer and for no one else and is not, and will not be, responsible to anyone other than Royalty Pharma and RP Management for providing the protections afforded to its clients or for providing advice in relation to the Increased Offer or any other matters referred to in the Revised Offer Document or in this document.

REVISED FORM OF ACCEPTANCE AND AUTHORITY
Increased all Cash Offer
by
ECHO PHARMA ACQUISITION LIMITED
for
ELAN CORPORATION, PLC
(the Increased Offer)
Acceptance of the Offer should be received by no later than 1:00 p.m. on 6 June 2013

ACTION TO BE TAKEN TO ACCEPT THE INCREASED OFFER

•	To accept the Increased Offer, you must complete this Revised Form of Acceptance by following the instructions set out on pages 2 and 4 and sign it on page 3.

•
If your Elan Shares are in certificated form, return the duly completed and signed Revised Form of Acceptance, accompanied by your share certificate(s) and/or other document(s) of title by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland or by post (for which purpose a reply-paid addressed envelope is enclosed) to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland as soon as possible, but in any event so as to be received not later than 1.00 p.m. (Irish time) on 6 June 2013. No acknowledgement of receipt of documents will be given.

•
If your Elan Shares are in certificated form and any of your share certificate(s) and/or other document(s) of title are held by your bank, stockbroker or other agent, you should nevertheless complete, sign and return this Revised Form of Acceptance as stated above, together with your share certificate(s) and/or other document(s) of title that you may have available, accompanied by a letter stating that the balance will follow, and they should then be lodged as soon as possible thereafter, as stated above.

•
If your Elan Shares are in certificated form and any of your share certificate(s) and/or other documents of title are lost, you should nevertheless complete, sign and return this Revised Form of Acceptance as stated above, together with your share certificate(s) and/or document(s) of title that you may have available, accompanied by a letter stating that you will obtain a letter of indemnity in respect of those which are lost. The letter of indemnity should be lodged as soon as possible thereafter, as stated above.

•
All Elan shareholders who are individuals must sign in the presence of a witness, who must also sign where indicated. If you hold Elan Shares jointly with others, you must arrange for all joint holders to sign this Revised Form of Acceptance.

•	You should read Sections B, D and E of Appendix I to the Revised Offer Document, the provisions of which are deemed to be incorporated in and form part of this Revised Form of Acceptance.

•	Do not detach any part of this Revised Form of Acceptance.

•	Please see the notes on page 4 of this Revised Form of Acceptance for more detailed instructions.

•
If you have any questions as to how to complete this Revised Form of Acceptance, please contact Capita Registrars (Ireland) Limited by telephone on (01) 5530090 or, if you are calling from outside Ireland, on +353 1 5530090.

HOW TO COMPLETE THIS REVISED FORM OF ACCEPTANCE

The provisions of Sections B, D and E of Appendix I to the Revised Offer Document are deemed to be incorporated and form part of this Revised Form of Acceptance

1	THE INCREASED OFFER
	To accept the Increased Offer, insert in Box 1 the total number of Elan Shares in respect of which you wish to accept the Increased Offer. If no number or a greater number than your registered holding of Elan Shares is written in Box 1, and you have signed Box 3, you will	be deemed to have accepted the Increased Offer in respect of your entire registered holding of Elan Shares.	Complete here

2	FULL NAME(S) AND ADDRESS(ES)
	This is the address to which your consideration and/or other documents will be sent, provided the address inserted is not in any jurisdiction where it would be unlawful to do so, failing which Box 5	must be completed with an address outside any of those countries. Please ensure that your name and address are correct. If not, please amend and then return this Revised Form of Acceptance as normal.	If appropriate amend here

3	SIGNATURES
Individuals
	To accept the Increased Offer you must sign Box 3 and, in the case of a joint holding, arrange for ALL joint holders to do likewise. All registered holders, including joint holders, must sign Box 3 in the presence of a witness who must also sign Box 3 where indicated. If these instructions are not followed, this Revised Form of Acceptance will be invalid. The witness must be over 18 years of age and must not be another joint holder signing the Revised Form of Acceptance.	The same witness may witness separately the signature of each joint holder. The witness should also print his/her name where indicated. If the Revised Form of Acceptance is not signed by the registered holder(s),insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Revised Form of Acceptance in thepresence of a witness who also mustsign Box 3 where indicated. You should also deliver evidence of your authority in accordance with the notes on page 4.	Sign and witness here

Corporates
	A body corporate incorporated in Ireland must execute under seal, the seal being affixed and witnessed in accordance with its articles of association or equivalent regulations and in accordance with section 38(1)(a) of the Companies Act 1963 of Ireland (as amended). A body corporate incorporated outside Ireland should execute this Revised Form of Acceptance as a deed in accordance with the laws of the territory in which the relevant company is incorporated and with the provisions of its articles of association or equivalent regulations.	A company (other than a company incorporated in Ireland) may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable, in accordance with section 44 (2) of the Companies Act 2006 of England and Wales, if incorporated in England and Wales.	Sign and witness here

4	OVERSEAS SHAREHOLDERS
	If you are unable to give the warranties and representations required by paragraph 1 (c) of Part E of Appendix I to the Revised Offer Document, you must put “NO” in Box 4. If	you do not put “NO” in Box 4 you will be deemed to have given such warranties and representations.	If appropriate complete here

5	ALTERNATIVE ADDRESS
	Complete Box 5 if you wish the consideration and/or other documents to be sent to someone other than the sole or first-named registered holder at the address set out in Box 2 (e.g. your bank manager or stockbroker but not in any jurisdiction	where it would be unlawful to do so), Box 5 must be completed by holders whohave completed Box 4 and who have registered addresses in any jurisdiction where it would be unlawful to do so.	If appropriate complete here

Please complete this Revised Form of Acceptance IN BLOCK CAPITALS in accordance with the instructions on page 2 and the notes on page 4.
The provisions of Sections B, D and E of Appendix I to the Revised Offer Document are deemed to be incorporated in and form part of this Revised Form of Acceptance.

1	TO ACCEPT INCREASED OFFER		Box 1
	Insert in Box 1 the number of Elan Shares in respect of which you wish to accept the Increased Offer.	Number of Elan Shares in respect of which you wish to accept the Increased Offer
Complete Box 3 (and, if appropriate, Boxes 4, and 5) and sign Box 3 in the presence of a witness

2	FULL NAME(S) AND ADDRESS(ES)		Box 2

Please include your telephone number and area code in case of query . . . . . . . . . . . . . . . . . . . . . . . . .

3	SIGN HERE TO ACCEPT THIS INCREASED OFFER		Box 3
	Executed by individuals:	Witnessed by:
Signed and delivered as a deed by:

	Signature	Signature and name of witness	Address of Witness

	Signature	Signature and name of witness	Address of Witness

	Signature	Signature and name of witness	Address of Witness

	Signature	Signature and name of witness	Address of Witness

NOTE: THE SIGNATURES OF EACH REGISTERED HOLDER SHOULD BE WITNESSED. A WITNESS MUST NOT BE ONE OF THE REGISTERED

Execution by a company

*Present when the common seal of the company was affixed here, or
*Executed and delivered by the company named here as a deed *delete as appropriate

	Signature of director	Name of director	Name of company

	Signature of director/secretary	*Name of director/secretary	Affix seal here (if applicable)

4	OVERSEAS SHAREHOLDERS		Box 4
Please put “NO” in Box 4 if you are unable to give the warranties and representations relating to Overseas Shareholders in paragraph 1 (c) of Part E of Appendix I to the Revised Offer Document.

5	ALTERNATE ADDRESS		Box 5
	Addresses outside any jurisdiction where it would be unlawful to make the Increased Offer directly or indirectly, to which consideration and/or other documents are to be sent if not that set out in Box 2 above.		Name: Address: Postcode

NOTES REGARDING THE COMPLETION AND LODGING OF THIS REVISED FORM OF ACCEPTANCE

In order to be effective, this Revised Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holder, by ALL the joint holders and each individual signature must be independently witnessed. A body corporate incorporated in Ireland must execute under seal, the seal being offered and witnessed in accordance with its articles of association or equivalent regulations and in the case of a company incorporated in Ireland in accordance with section 38(1)(a) of the Companies Act 1963 of Ireland (as amended). A body corporate incorporated outside Ireland should execute this Revised Form of Acceptance in accordance with the laws of the territory in which the relevant company is incorporated and with the provisions of its articles of association or equivalent regulations. A company (other than a company incorporated in Ireland) may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable in accordance with Section 44 (2) of the Companies Act 2006 of England and Wales, if incorporated in England and Wales.

In order to avoid inconvenience to yourself and delay, the following points may assist you:

1.
If a holder is away from home (eg abroad or on holiday): send this Revised Form of Acceptance by the quickest means (eg air mail) to the holder for execution (provided that such documents may not be forwarded or transmitted, by any means, in or into any jurisdiction where it would be unlawful to do so) or, if he/she has executed a power of attorney, the attorney should sign the Revised Form of Acceptance and the original power of attorney (or a copy duly certified thereof) must be lodged with this Revised Form of Acceptance for noting (see 7 below). No other signatures are acceptable.

2.
If you have sold all, or otherwise transferred all your Elan Shares: do not complete this Revised Form of Acceptance. Please send the accompanying Revised Offer Document and/or any other related documents and the reply-paid envelope (but not this personalised Revised Form of Acceptance) to the purchaser or transferee or the stockbroker, bank, or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted, by any means, in or into any jurisdiction where it would be unlawful to do so. If your Elan Shares are in certificated form, and you wish to sell or otherwise transfer part of your holding of Elan Shares and also wish to accept the Increased Offer in respect of the balance and are unable to obtain the balance certificate in time to deliver it by post to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland by 1.00 p.m. on 6 June 2013, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or certification, signed on behalf of the registrar of Elan, namely Computershare Investor Services Ireland Ltd, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland in respect of the balance of your holding of Elan Shares.

3.
If the sole holder has died: and if a grant of probate or letters of administration has/have been registered with Elan (or its registrar), this Revised Form of Acceptance must be signed by the personal representative(s) of the deceased and returned with the share certificate(s) and/or other document(s) of title by post to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland by 1.00 p.m. on 6 June 2013. If a grant of probate or letters of administration has not/have not been registered with Elan (or its registrar), the personal representatives or the prospective personal representatives or executors should sign this Revised Form of Acceptance and forward it with the share certificate(s) and/or other document(s) of title. However, a grant of probate or letters of administration must be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland before the consideration due can be forwarded to the personal representatives or executors. All signatures must be witnessed.

4.
If one of the joint-registered holders had died: this Revised Form of Acceptance must be signed by all surviving holders in the presence of a witness and lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland with the share certificate(s) and/or other document(s) of title by 1.00 p.m. on 6 June 2013. However the death certificate in respect of the deceased holder must be lodged with Capita Registrars (Ireland) Limited before the consideration due can be dispatched.

5.
If your Elan Shares are in certificated form and the share certificate(s) is/are held by your bank, stockbroker or some other agent: the completed Revised Form of Acceptance together with any share certificate(s) and/or other document(s) of title that you may have available should be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland, together with a letter stating that the share certificate(s) and/or other document(s) of title to be forwarded by your bank, stockbroker or other agent as soon as possible thereafter.

6.
If your Elan Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title: the completed Revised Form of Acceptance and any share certificate(s) and/or other document(s) of title which you may have available should be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland, and accompanied by a letter stating that you have lost one or more of you share certificate(s) and/or other document(s) of title. At the same time, you should write to the registrars of Elan, Computershare Investor Services Ireland Ltd, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, requesting that a letter of Indemnity be sent to you which, when completed in accordance with the instructions given, should be returned as soon as possible by post to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland.

7.
If the form has been signed under power of attorney: the completed Revised Form of Acceptance together with the share certificate(s) and/or other document(s) of title should be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland and accompanied by the original power of attorney (or a copy duly certified thereof). The power of attorney will be noted by Capita Registrars (Ireland) Limited and returned as directed.

8.	If your name or other particulars are shown incorrectly on the share certificates:

Incorrect name, e.g.:
Name on the share certificate(s)…………………………….…………… Jack Grimes
Correct Name…………………………………………………….………… John Grimes

The Revised Form of Acceptance should be completed in your correct name and lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland with your share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name Elan Shares are registered is one and the same as the person who has signed the Revised Form of Acceptance. If an incorrect address is shown, the correct address should be written on this Revised Form of Acceptance. If you have changed your name, lodge your marriage certificate or dead poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Revised Form of Acceptance for noting.

The consideration due to you under the Increased Offer cannot be sent to you until all relevant documents have been properly completed and lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland. Notwithstanding that no share certificate(s) and/or other document(s) of title is/are delivered with this Revised Form of Acceptance, the Revised Form of Acceptance, if otherwise valid and if accompanied by an appropriate endorsement of certification to the effect that Elan Shares referred to therein are available for acceptance, and signed on behalf of the registrar of Elan, will be treated as valid for all purposes.

If you are in any doubt as to the procedure for acceptance, please telephone Capita Registrars (Ireland)
Limited on 01 5530090 or, if you are calling from outside Ireland, on +353 1 5530090.